Exhibit T3A-19

State of Delaware Secretary of State Division of Corporations Delivered 06:20 PM 08/22/2018 FILED 06:20 PM 08/22/2018 SR 20186310010 - File Number 3740493

CERTIFICATE OF FORMATION

OF

PRECISION DRILLING GP, LLC

This Certificate of Formation of Precision Drilling GP, LLC has been duly executed and is being filed by the undersigned, as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act (6 Del.C. §18-101, et seq.).

1.       The name of the limited liability company is Precision Drilling GP, LLC.

2.       The address of its registered office in the State of Delaware is: Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, New Castle County, Delaware 19801. The name of its registered agent at such address is: The Corporation Trust Company.

3.       This Certificate of Formation shall be effective upon filing with the Delaware Secretary of State.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation of Precision Drilling GP, LLC on the 22 day of August, 2018.

/s/ Ann Poland
Name:	Ann Poland
Title:	Authorized Person